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                                  Exhibit  11


                       Computation of Earnings Per Share

                                      18

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Netrix Corporation                                                                                         Exhibit 11
EPS Calculation

                                                                Six Months Ended              Three Months Ended
                                                           --------------------------    ----------------------------
                                                             6/30/96        6/30/95         6/30/96        6/30/95
                                                           -----------    -----------    ------------    ------------
Earnings per share and common stock
   equivalents - Primary:

Net income/(loss)                                          (3,124,618)       531,000        (796,360)       191,000

Weighted average common stock outstanding                   9,441,202      9,330,106       9,446,937      9,351,287

Weighted average common stock equivalents:                        -          168,975             -          118,706

  Other stock options                                             -              -               -              -
                                                          ------------   ------------    ------------   ------------
Total weighted average common stock and
   common stock equivalents                                 9,441,202      9,499,081       9,446,937      9,469,993

Earnings per share                                              (0.33)          0.06           (0.08)          0.02
                                                          ============   ============    ============   ============

Earnings per share and common stock
   equivalents - Fully Diluted:

Net income                                                 (3,124,618)       531,000        (796,360)       191,000

Weighted average common stock outstanding                   9,441,202      9,330,106       9,446,937      9,351,287

Weighted average common stock equivalents:                        -          170,444             -          153,407

  Other stock options                                             -              -               -              -
                                                          ------------   ------------    ------------   ------------
Total weighted average common stock and
   common stock equivalents                                 9,441,202      9,500,550       9,446,937      9,504,694

Earnings per share                                              (0.33)          0.06           (0.08)          0.02
                                                          ============   ============    ============   ============
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